Exhibit 5.1

[Letterhead of Troutman Pepper Locke LLP]

February 21, 2025

Georgia Power Company
241 Ralph McGill Blvd., N.E.
Atlanta, Georgia 30308

Re:    Georgia Power Company Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Georgia Power Company (the “Company”) in connection with the preparation of the above-referenced Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2025 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company and (2) Senior Notes (the “Senior Notes” and, together with the Junior Subordinated Notes, the “Notes”) to be issued by the Company. The Junior Subordinated Notes may be issued pursuant to (i) the Subordinated Note Indenture, dated as of September 1, 2017, as supplemented, between the Company and Computershare Trust Company, N.A., as successor trustee (the “Existing Subordinated Note Indenture”), or (ii) one or more new subordinated note indentures between the Company and a subordinated note indenture trustee to be named in a prospectus supplement (a “New Subordinated Note Indenture” and, together with the Existing Subordinated Note Indenture, a “Subordinated Note Indenture”), and the Senior Notes may be issued pursuant to (i) the Senior Note Indenture, dated as of January 1, 1998, as amended and supplemented, between the Company and Computershare Trust Company, N.A., as successor trustee (the “Existing Senior Note Indenture”), or (ii) one or more new senior note indentures between the Company and a senior note indenture trustee to be named in a prospectus supplement (a “New Senior Note Indenture” and, together with the Existing Senior Note Indenture, a “Senior Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.
In rendering this opinion, we have examined the Registration Statement and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof. We have assumed that there will be no changes to such documents or records, or expiration thereof, after the date hereof that would affect the opinions expressed herein.

February 21, 2025

On the basis of the foregoing, we are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or blue sky laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when any Notes have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission, when any New Subordinated Note Indenture or any New Senior Note Indenture to be entered into in connection with the issuance of any Notes has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein, to the extent applicable, when any supplemental indenture to be entered into in connection with the issuance of any Notes has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein and when the Notes have been executed, authenticated and delivered in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, against payment therefor, the Notes will be valid and binding obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In rendering the foregoing opinions, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Senior Note Indenture and the Subordinated Note Indenture will be the valid and binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

In expressing the opinion set forth above, we are not passing on the laws of any jurisdiction other than the laws of the State of Georgia and the federal law of the United States of America and, to the extent set forth herein, the laws of the State of New York.

February 21, 2025

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements with respect to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Annex I

[Letterhead of Hunton Andrews Kurth LLP]

February 21, 2025
Troutman Pepper Locke LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

Re: Georgia Power Company Registration Statement on Form S-3

To the Addressee:

We are acting as counsel to the prospective underwriters in connection with the preparation of a Registration Statement on Form S-3, including a prospectus, filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2025 (the “Registration Statement”), for the registration under the Securities Act of 1933, as amended (the “Act”), of (1) Senior Notes (the “Senior Notes”) to be issued by Georgia Power Company (the “Company”) and (2) Junior Subordinated Notes (the “Junior Subordinated Notes”) to be issued by the Company. The Senior Notes will be issued pursuant to (i) the Senior Note Indenture, dated as of January 1, 1998, as amended and supplemented, between the Company and Computershare Trust Company, N.A., as successor trustee (the “Existing Senior Note Indenture”), or (ii) one or more new senior note indentures between the Company and a senior note indenture trustee to be named in a prospectus supplement (a “New Senior Note Indenture” and, together with the Existing Senior Note Indenture, a “Senior Note Indenture”) and the Junior Subordinated Notes will be issued pursuant to (i) the Subordinated Note Indenture, dated as of September 1, 2017, as supplemented, between the Company and Computershare Trust Company, N.A., as successor trustee (the “Existing Subordinated Note Indenture”), or (ii) one or more new subordinated note indentures between the Company and a subordinated note indenture trustee to be named in a prospectus supplement (a “New Subordinated Note Indenture” and, together with the Existing Subordinated Note Indenture, a “Subordinated Note Indenture”), in each case in the respective forms filed as exhibits to the Registration Statement.

In rendering the opinion set forth below, we have examined the Registration Statement and such other documents as we have deemed necessary for purposes of this opinion letter. In such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all copies submitted to us, the authenticity of the originals of documents submitted to us as copies and the due execution and delivery of all documents where due execution and delivery are prerequisite to the effectiveness thereof.

Troutman Pepper Locke LLP
February 21, 2025

We are of the opinion that, upon compliance with the pertinent provisions of the Act and the Trust Indenture Act of 1939, as amended, upon compliance with applicable securities or “blue sky” laws of various jurisdictions, and upon the adoption of appropriate resolutions by the Board of Directors of the Company or a duly authorized committee thereof, when the Junior Subordinated Notes and the Senior Notes have been issued and sold upon the terms specified in an appropriate order of the Georgia Public Service Commission, when any New Subordinated Note Indenture or any New Senior Note Indenture to be entered into in connection with the issuance of any Junior Subordinated Notes and Senior Notes has been duly authorized, executed and delivered by the proper officers of the Company and the trustee named therein, to the extent applicable, when any supplemental indenture to be entered into in connection with the issuance of the Junior Subordinated Notes and the Senior Notes, as the case may be, has been duly executed and delivered by the proper officers of the Company and the trustee named therein, and when the Junior Subordinated Notes and the Senior Notes have been executed, authenticated and delivered against payment therefor in accordance with the terms of the Subordinated Note Indenture and the Senior Note Indenture, as the case may be, the Junior Subordinated Notes and the Senior Notes will be valid and binding obligations of the Company, except as may be limited or otherwise affected by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

In connection with the opinion expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded, (ii) there shall not have occurred any change in law affecting the validity or enforceability of such security and (iii) each of the Subordinated Note Indenture and the Senior Note Indenture will be the valid and binding obligation of the trustee named therein. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Troutman Pepper Locke LLP
February 21, 2025

This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

          Very truly yours,

           /s/ Hunton Andrews Kurth LLP